Exhibit 99.1

Press Release

PRGX Announces the Acquisition of Business Strategy, Inc.

ATLANTA, Dec. 1, 2011 (GLOBE NEWSWIRE) — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of recovery audit services and the pioneer in Profit DiscoveryTM, today announced that it has acquired Business Strategy, Inc. (“BSI”), a privately held provider of recovery audit and related contract compliance services.

The transaction is expected to boost PRGX’s commercial (non-retail) recovery audit presence in North America and to provide additional strengths in the areas of contract compliance, a growth area of the recovery audit services space. PRGX will continue to occupy the former BSI offices in Grand Rapids, Michigan.

“We are pleased to welcome to the PRGX family a team of well-respected recovery audit professionals,” said Romil Bahl, PRGX president and CEO. “The BSI leadership team has created a strong franchise with excellent audit and contract compliance skills, and we believe that this combination will serve as a key accelerator of our push into the non-retail recovery audit space.”

“We are excited to join the world’s leading recovery audit firm,” said Dan Geelhoed, vice president of PRGX Commercial LLC and former president and COO of BSI. Mr. Geelhoed added, “Former BSI clients will benefit from the broader Profit Discovery services being pioneered by PRGX, and our contract compliance and commercial profit recovery skills will help position PRGX to extend its leadership position to commercial recovery audit.”

The material terms of the transaction will be disclosed by PRGX in its report on Form 8-K to be filed with the Securities and Exchange Commission.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of recovery audit services. With approximately 1,500 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 30 global retailers. PRGX is also pioneering Profit Discovery, a unique combination of audit, analytics and advisory services that improves client financial performance. For additional information, please visit PRGX at http://www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, business development efforts, service offerings and service delivery models, and the benefits and impact of the BSI acquisition. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenues from its core accounts payable recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2011. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

CONTACT: PRGX Global, Inc.

Robert Lee, Chief Financial Officer

770.779.3900

Fax: 770.779.3133

600 Galleria Parkway, Suite 100

Atlanta, GA 30339